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                              ARTICLES OF AMENDMENT

                     FIRST EAGLE SOGEN VARIABLE FUNDS, INC.

          (UNDER SECTION 2-605 OF THE MARYLAND GENERAL CORPORATION LAW)


         It is hereby certified in the name and on behalf of First Eagle SoGen Variable Funds, Inc., a Maryland corporation doing business as an open-end management investment company registered as such under the Investment Company Act of 1940 and having its principal offices in New York City (the "Corporation"), that:

         FIRST: The name of the Corporation is:

         FIRST EAGLE SOGEN VARIABLE FUNDS, INC.

         SECOND: The Articles of Incorporation of the Corporation as filed with the Maryland State Department of Assessments and Taxation effective September 1, 1995 are amended to change the name of the Corporation.

         THIRD: To effect the foregoing, ARTICLE SECOND of the Articles of Incorporation relating to the name of the Corporation is amended in its entirety to be and to read as follows:

         "The name of the Corporation (hereinafter called the "Corporation") is First Eagle Variable Funds, Inc."

         FOURTH: The foregoing amendment of the Articles of Incorporation of the Corporation was authorized by a majority of the entire Board of Directors of the Corporation in the manner contemplated by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law relating to changes to a corporate charter that do not require action by the shareholders.

         The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, First Eagle SoGen Variable Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, Robert Bruno, and attested by its Assistant Secretary, Suzan J. Afifi, on the 27th day of December, 2002.






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
ATTEST:                                          FIRST EAGLE SOGEN
                                                 VARIABLE FUNDS, INC.

/s/ Suzan J. Afifi                               /s/ Robert Bruno
------------------------------------             --------------------------

Suzan J. Afifi                                   Robert Bruno
Vice and President and Assistant Secretary       Vice President, Secretary and Treasurer
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